Exhibit 99.1

FOR IMMEDIATE RELEASE
February 1, 2017

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2016 FINANCIAL RESULTS

Bethesda, MD - February 1, 2017 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended December 31, 2016.

FOURTH QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$(1.19) comprehensive loss per common share, comprised of:

◦	$3.06 net income per common share

◦	$(4.25) other comprehensive loss ("OCI") per common share

▪	Includes net unrealized losses on investments recognized through OCI

•	$0.64 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit [1]

◦
Includes $0.21 per common share of dollar roll income associated with the Company's $14.1 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.26 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

•	$21.17 net book value per common share as of December 31, 2016

◦	Decreased $(1.74) per common share, or -7.6%, from $22.91 per common share as of September 30, 2016

•	$19.50 tangible net book value per common share as of December 31, 2016

◦	Decreased $(1.73) per share, or -8.1%, from $21.23 per common share as of September 30, 2016

◦	Excludes $554 million, or $1.67 per common share, of goodwill and other intangible assets as of December 31, 2016

•	$0.54 dividend declared per common share during the quarter

•	-5.2% economic return on common equity for the quarter, or -20.8% annualized

◦	Comprised of $0.54 dividend per common share and $(1.74) decrease in net book value per common share

AGNC Investment Corp.
February 1, 2017

OTHER FOURTH QUARTER HIGHLIGHTS

•	$57.7 billion investment portfolio as of December 31, 2016, comprised of:

◦	$46.2 billion agency MBS

◦	$11.2 billion TBA mortgage position

◦	$0.3 billion credit risk transfer ("CRT") securities and other non-agency securities

•	7.7x tangible net book value "at risk" leverage as of December 31, 2016

◦	7.8x average tangible net book value "at risk" leverage for the quarter

•	14.3% portfolio CPR for the quarter

◦	8.0% average projected portfolio life CPR as of December 31, 2016, a decrease from 10.6% projected CPR as of September 30, 2016

•	1.45% annualized net interest rate spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit

◦	Excludes 57 bps of "catch up" premium amortization benefit due to change in projected CPR estimates

◦	Decreased from 1.47% for the prior quarter, excluding -5 bps of "catch-up" premium amortization cost

2016 FULL YEAR HIGHLIGHTS

•	$0.80 comprehensive income per share, comprised of:

◦	$1.79 net income per common share

◦	$(0.99) OCI per common share

•	$2.36 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost of $(0.03) per common share [1]

•	$2.30 dividends declared per common share

•	3.9% economic return on common equity, comprised of:

◦	$2.30 dividends per common share

◦	$(1.42) decrease in net book value per common share

•	6.5 million shares, or $116 million, of common stock repurchased during the year

◦	Represents 1.9% of common stock outstanding as of January 1, 2016

◦	$17.89 per common share average repurchase price, inclusive of transaction costs

•	18.2% total stock return

◦	Comprised of common stock share price appreciation and dividend reinvestments
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"The unanticipated outcome of the U.S. Presidential election triggered a major repricing in nearly every financial market," said Gary Kain, the Company’s Chief Executive Officer, President and Chief Investment Officer. "U.S equity prices increased to new highs, and U.S. Treasury prices fell significantly during the quarter. At the nadir of the Treasury market sell-off, the yield on the 10 year Treasury increased by over 100 basis points, representing a rate change that has occurred only 5 times in the last 50 quarters. In fact, the move in the fourth quarter exceeded the increase experienced during the 'taper tantrum' in the second quarter of 2013. Predictably, the dramatic increase in rates and volatility led to a meaningful widening in agency MBS spreads relative to swap and U.S. Treasury rates. However, the performance of agency MBS in the fourth quarter was significantly better than

AGNC Investment Corp.
February 1, 2017

what we witnessed in 2013. The combination of the rapid spike in interest rates and wider MBS spreads led to AGNC’s economic return of -5.2% for the fourth quarter.
"Looking ahead, we anticipate that wider agency MBS spreads will provide us with attractive investment opportunities. We also believe that U.S. interest rates are likely to remain relatively low by historical standards as the risks to the global growth picture remain biased to the downside. Against this backdrop, we believe that AGNC is very well positioned to generate attractive returns for shareholders."
"For the year, AGNC generated an economic return of 3.9% despite the significant interest rate and spread volatility experienced in the fourth quarter and associated impact on our net book value," said Peter Federico, Executive Vice President and Chief Financial Officer. "In addition, dividends declared for the year to our common stockholders totaling $2.30 per common share increased our total distributions to common stockholders since our initial public offering in May 2008 to $35.00 per share."

NET BOOK VALUE
As of December 31, 2016, the Company's net book value per common share was $21.17, a decrease of $(1.74) per common share, or -7.6%, from its September 30, 2016 net book value per common share of $22.91. The decrease in the Company's net book value per common share was due to the underperformance of agency MBS relative to interest rate hedges and the increase in interest rates experienced during the quarter.

As of December 31, 2016, the Company's tangible net book value per common share was $19.50. Tangible net book value per common share excludes goodwill and other intangible assets recognized by the Company in connection with the acquisition of AGNC Mortgage Management, LLC (formerly known as American Capital Mortgage Management, LLC) and the internalization of the Company's management on July 1, 2016.

INVESTMENT PORTFOLIO
As of December 31, 2016, the Company's investment portfolio totaled $57.7 billion, comprised of:

•	$57.4 billion of agency MBS and TBA securities, including:

◦	$55.9 billion of fixed-rate securities, comprised of:

•	$12.9 billion ≤ 15-year securities,

•	$2.2 billion 15-year net long TBA securities,

•	$0.8 billion 20-year fixed-rate securities,

•	$31.1 billion 30-year fixed-rate securities, and

•	$9.0 billion 30-year net long TBA securities;

◦	$0.4 billion of adjustable-rate securities; and

◦	$1.1 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips; and

•	$0.3 billion of CRT securities and other non-agency securities.

As of December 31, 2016, inclusive of TBA securities, ≤ 15-year and 30 year fixed rate securities represented 26% and 70% of the Company's investment portfolio, respectively, which is unchanged from September 30, 2016.

AGNC Investment Corp.
February 1, 2017

As of December 31, 2016, the Company's fixed-rate securities, inclusive of TBA securities, had a weighted average coupon of 3.49%, compared to 3.46% as of September 30, 2016, comprised of the following weighted average coupons:

•	3.16% for ≤ 15-year fixed rate securities;

•	3.49% for 20-year fixed-rate securities; and

•	3.62% for 30-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2016, the Company's net TBA position had a total fair value and a total cost basis of $11.2 billion and $11.3 billion, respectively, and a net carrying value of $(147) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value and a total cost basis of $15.6 billion and $15.5 billion, respectively, and a net carrying value of $46 million as of September 30, 2016.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 14.3% for the fourth quarter, unchanged from the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2016 was 8.0%, a decrease from 10.6% as of September 30, 2016 due to higher interest rates.

The weighted average cost basis of the Company's investment portfolio was 104.7% of par value as of December 31, 2016. Net premium amortization cost on the Company's investment portfolio for the fourth quarter was $(6) million, or $(0.02) per common share, which includes a "catch-up" premium amortization benefit of $85 million, or $0.26 per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $(110) million, or $(0.33) per common share, including a "catch-up" premium amortization cost of $(8) million, or $(0.02) per common share. The net unamortized premium balance as of December 31, 2016 was $2.1 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected repayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, (also referred to as "balance sheet funded assets") was 3.43% for the fourth quarter, an increase from 2.60% for the prior quarter. Excluding the "catch-up" premium amortization benefit, the Company's average asset yield was 2.68% for the fourth quarter, compared to 2.66% for the prior quarter.

For the fourth quarter, the Company's average cost of funds was 1.40%, an increase from 1.32% for the prior quarter. The Company's average cost of funds includes the cost of agency repurchase agreements ("agency repo"), Federal Home Loan Bank ("FHLB") advances, debt of consolidated

AGNC Investment Corp.
February 1, 2017

variable interest entities ("other debt") and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average agency repo, FHLB advances and other debt balance outstanding. The increase in the Company's average cost of funds was largely due to the combination of higher repo rates and a larger relative mix of TBA dollar roll funded to agency repo funded assets held during the fourth quarter, which was partially offset by an increase in the floating rate received on the Company's interest rate swaps.

The Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 2.02%, compared to 1.42% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.45%, compared to 1.47% for the prior quarter.

On a per share basis, the Company recognized $0.90 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter, compared to $0.62 for the prior quarter. Excluding "catch-up" premium amortization, the Company's net spread and dollar roll income was $0.64 per common share for the fourth quarter, unchanged from the prior quarter.

A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2016, $37.7 billion of agency repo, $3.0 billion of FHLB advances and $0.5 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $172 million, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 7.7x as of December 31, 2016, unchanged from September 30, 2016.

As of December 31, 2016, the Company's agency repurchase agreements had a weighted average interest rate of 0.98%, an increase from 0.83% as of September 30, 2016, and a weighted average remaining days to maturity of 187 days, compared to 199 days as of September 30, 2016.

As of December 31, 2016, the Company's agency repurchase agreements had remaining maturities of:

•	$27.5 billion of three months or less;

•	$2.0 billion from three to six months;

•	$1.3 billion from six to nine months;

•	$1.6 billion from nine to twelve months;

•	$2.5 billion from one to three years; and

•	$2.8 billion from three to five years.

AGNC Investment Corp.
February 1, 2017

The Company's FHLB advances mature in February 2017, coinciding with the termination of the Company's captive insurance subsidiary's FHLB membership. As of December 31, 2016, the Company's FHLB advances had a weighted average interest rate of 0.73%.

HEDGING ACTIVITIES
As of December 31, 2016, 91% of the Company's outstanding balance of repurchase agreements, FHLB advances, other debt and net TBA position was hedged with interest rate swaps, swaptions and net U.S. Treasury positions, an increase from 75% as of September 30, 2016.

As of December 31, 2016, the Company's interest rate swap position totaled $37.2 billion in notional amount, compared to $34.2 billion as of September 30, 2016. The Company's interest rate swap portfolio had an average fixed pay rate of 1.48%, an average receive rate of 0.92% and an average maturity of 3.9 years as of December 31, 2016, compared to 1.52%, 0.78% and 3.5 years, respectively, as of September 30, 2016.

The Company also utilizes payer swaptions and long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of December 31, 2016, the Company had payer swaptions outstanding totaling $1.2 billion, compared to $0.7 billion as of September 30, 2016, and a net short U.S. Treasury position outstanding of $9.7 billion, compared to $7.9 billion as of September 30, 2016.

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net gain of $741 million in other gain (loss), net, or $2.24 per common share, compared to a net gain of $307 million, or $0.93 per common share, for the prior quarter. Other gain (loss), net for the fourth quarter was comprised of:

•	$(5) million of net realized losses on sales of investment securities;

•	$(11) million of net losses on investment securities measured at fair value through net income;

•	$857 million of net gains on interest rate swaps;

•	$(46) million of interest rate swap periodic interest costs;

•	$8 million of net gains on interest rate swaptions;

•	$378 million of net gains on U.S. Treasury positions;

•	$68 million of TBA dollar roll income;

•	$(518) million of net mark-to-market losses on TBA mortgage positions;

•	$4 million of management fee income; and

•	$6 million of net gains on other derivative instruments and securities.

OTHER COMPREHENSIVE LOSS
During the fourth quarter, the Company recorded other comprehensive loss of $(1.4) billion, or $(4.25) per common share, consisting of unrealized losses on the Company's agency securities, compared to $(90) million, or $(0.27) per common share, of other comprehensive loss for the prior quarter.

FOURTH QUARTER 2016 DIVIDEND DECLARATIONS
During the fourth quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of October 31, November 30 and December 30, 2016,

AGNC Investment Corp.
February 1, 2017

respectively, totaling $0.54 for the quarter, which were paid on November 8 and December 8, 2016 and January 9, 2017, respectively. Since its May 2008 initial public offering through the fourth quarter of 2016, the Company has declared a total of $6.8 billion in common stock dividends, or $35.00 per common share.

On December 14, 2016, the Company's Board of Directors declared a fourth quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1,000th interest in a share of the Series B Preferred Stock. The dividends were paid on January 17, 2017 to preferred stockholders of record as of January 1, 2017.

The Company also announced the tax characteristics of its 2016 common stock and Series A and B Preferred Stock dividends. The Company's distributions of $2.12 per common share for dividends declared during the eleven month period ended November 30, 2016 consisted of $1.689674 ordinary dividend and $0.430326 non-dividend (also known as "return of capital") distributions per common share for federal income tax purposes. The dividend of $0.18 per common share declared on December 14, 2016, which was paid on January 9, 2017, will be reported as a 2017 distribution for federal income tax purposes. The Company's distributions of $2.00 per Series A preferred share and $1.93750 per Series B depository share for dividends paid during the twelve months ended December 31, 2016 consisted of ordinary dividends for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income, net spread and dollar roll income, excluding "catch-up" premium amortization, and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
February 1, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $43,943, $44,089, $48,344, $51,786 and $48,380, respectively)	$45,393	$46,328	$53,418	$54,950	$51,331
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	818	890	945	993	1,029
Non-agency securities, at fair value (including pledged securities of $90, $102, $107, $112 and $113, respectively)	124	102	107	112	113
Credit risk transfer securities, at fair value	164	36	—	—	—
U.S. Treasury securities, at fair value (including pledged securities of $173, $45, $62, $0 and $25, respectively)	182	45	62	—	25
REIT equity securities, at fair value	—	—	19	38	33
Cash and cash equivalents	1,208	1,254	1,131	1,109	1,110
Restricted cash	74	681	1,399	1,686	1,281
Derivative assets, at fair value	355	61	111	55	81
Receivable for securities sold (pledged securities)	21	228	—	—	—
Receivable under reverse repurchase agreements	7,716	5,441	2,982	3,163	1,713
Goodwill and other intangible assets, net	554	555	—	—	—
Other assets	271	268	301	290	305
Total assets	$56,880	$55,889	$60,475	$62,396	$57,021

Liabilities:
Repurchase agreements	$37,858	$37,668	$41,947	$45,276	$41,754
Federal Home Loan Bank advances	3,037	3,037	3,037	3,037	3,753
Debt of consolidated variable interest entities, at fair value	460	494	528	562	595
Payable for securities purchased	—	251	2,581	889	182
Derivative liabilities, at fair value	256	947	1,519	1,652	935
Dividends payable	66	66	73	73	74
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	7,636	5,424	3,017	3,175	1,696
Accounts payable and other liabilities	211	71	71	72	61
Total liabilities	49,524	47,958	52,773	54,736	49,050

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348	336	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
331.0, 331.0, 331.0, 331.0 and 337.5 shares issued and outstanding, respectively	3	3	3	3	3
Additional paid-in capital	9,932	9,932	9,932	9,932	10,048
Retained deficit	(2,518)	(3,350)	(3,669)	(3,329)	(2,350)
Accumulated other comprehensive income (loss)	(397)	1,010	1,100	718	(66)
Total stockholders' equity	7,356	7,931	7,702	7,660	7,971
Total liabilities and stockholders' equity	$56,880	$55,889	$60,475	$62,396	$57,021

Net book value per common share	$21.17	$22.91	$22.22	$22.09	$22.59
Tangible net book value per common share	$19.50	$21.23	N/A	N/A	N/A

AGNC Investment Corp.
February 1, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016
Interest income:
Interest income	$393	$315	$318	$295	$1,321
Interest expense [1]	98	96	101	99	394
Net interest income	295	219	217	196	927

Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	(5)	61	55	(2)	109
Unrealized gain (loss) on investment securities measured at fair value through net income, net	(11)	(6)	—	11	(6)
Gain (loss) on derivative instruments and other securities, net [1]	753	248	(367)	(944)	(310)
Management fee income	4	4	—	—	8
Total other gain (loss), net	741	307	(312)	(935)	(199)
Expenses:
Management fee expense	—	—	25	27	52
Compensation and benefits	10	9	—	—	19
Other operating expenses	7	6	15	6	34
Total operating expenses	17	15	40	33	105
Net income (loss)	1,019	511	(135)	(772)	623
Dividend on preferred stock	7	7	7	7	28
Net income (loss) available (attributable) to common stockholders	$1,012	$504	$(142)	$(779)	$595

Net income (loss)	$1,019	$511	$(135)	$(772)	$623
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	(1,408)	(97)	370	765	(370)
Unrealized gain on derivative instruments, net [1]	1	7	12	19	39
Other comprehensive income (loss)	(1,407)	(90)	382	784	(331)
Comprehensive income (loss)	(388)	421	247	12	292
Dividend on preferred stock	7	7	7	7	28
Comprehensive income (loss) available (attributable) to common stockholders	$(395)	$414	$240	$5	$264

Weighted average number of common shares outstanding - basic and diluted	331.0	331.0	331.0	334.4	331.9
Net income (loss) per common share - basic and diluted	$3.06	$1.52	$(0.43)	$(2.33)	$1.79
Comprehensive income (loss) per common share - basic and diluted	$(1.19)	$1.25	$0.73	$0.01	$0.80
Dividends declared per common share	$0.54	$0.56	$0.60	$0.60	$2.30

AGNC Investment Corp.
February 1, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016
Interest income	$393	$315	$318	$295	$1,321
Interest expense:
Repurchase agreements and other debt	97	89	89	80	355
Interest rate swap periodic costs [1]	1	7	12	19	39
Total interest expense	98	96	101	99	394
Net interest income	295	219	217	196	927
Other interest rate swap periodic costs [3]	(46)	(51)	(69)	(89)	(255)
Dividend on REIT equity securities	—	—	1	1	2
Management fee income	4	4	—	—	8
TBA dollar roll income [16]	68	54	44	50	216
Adjusted net interest and dollar roll income	321	226	193	158	898
Operating expenses:
Total operating expenses	17	15	40	33	105
Non-recurring transaction costs	—	—	(9)	—	(9)
Adjusted operating expenses	17	15	31	33	96
Net spread and dollar roll income	304	211	162	125	802
Dividend on preferred stock	7	7	7	7	28
Net spread and dollar roll income available to common stockholders	297	204	155	118	774
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(85)	8	32	55	10
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$212	$212	$187	$173	$784

Weighted average number of common shares outstanding - basic and diluted	331.0	331.0	331.0	334.4	331.9
Net spread and dollar roll income per common share - basic and diluted	$0.90	$0.62	$0.46	$0.36	$2.33
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.64	$0.64	$0.56	$0.52	$2.36

AGNC Investment Corp.
February 1, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016
Net income (loss)	$1,019	$511	$(135)	$(772)	$623
Book to tax differences:
Premium amortization, net	(106)	(15)	20	55	(46)
Realized gain/loss, net	301	249	391	93	1,034
Net capital loss/(utilization of net capital loss carryforward) [5]	93	(127)	(99)	(99)	(232)
Unrealized gain/(loss), net	(1,252)	(540)	(106)	804	(1,094)
Other	2	(8)	9	—	3
Total book to tax differences	(962)	(441)	215	853	(335)
Estimated REIT taxable income	57	70	80	81	288
Dividend on preferred stock	7	7	7	7	28
Estimated REIT taxable income, net of preferred stock dividend	$50	$63	$73	$74	$260
Weighted average number of common shares outstanding - basic and diluted	331.0	331.0	331.0	334.4	331.9
Estimated REIT taxable income per common share - basic and diluted	$0.15	$0.19	$0.22	$0.22	$0.78

Beginning cumulative non-deductible capital loss	$359	$486	$585	$684	$684
Net capital loss/(utilization of net capital loss carryforward)	93	(127)	(99)	(99)	(232)
Ending cumulative non-deductible capital loss	$452	$359	$486	$585	$452
Ending cumulative non-deductible capital loss per common share	$1.37	$1.08	$1.47	$1.77	$1.37

AGNC Investment Corp.
February 1, 2017

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Fixed-rate agency securities, at fair value - as of period end [18]	$44,736	$45,611	$52,648	$54,155	$50,522
Adjustable-rate agency securities, at fair value - as of period end	$379	$415	$443	$471	$495
CMO agency securities, at fair value - as of period end	$801	$865	$920	$966	$990
Interest-only strips agency securities, at fair value - as of period end	$151	$166	$180	$176	$178
Principal-only strips agency securities, at fair value - as of period end	$144	$161	$172	$175	$175
Non-agency securities, at fair value - as of period end	$124	$102	$107	$112	$113
Credit risk transfer securities, at fair value - as of period end	$164	$36	$—	$—	$—
Total securities, at fair value - as of period end [18]	$46,499	$47,356	$54,470	$56,055	$52,473
Total securities, at cost - as of period end [18]	$46,866	$46,304	$53,317	$55,271	$52,464
Total securities, at par - as of period end [6,18]	$44,749	$44,212	$50,950	$52,864	$50,163
Average securities, at cost [18]	$45,885	$48,548	$51,810	$50,897	$52,131
Average securities, at par [6,18]	$43,802	$46,372	$49,544	$48,687	$49,890
Net TBA portfolio - as of period end, at fair value	$11,165	$15,586	$7,072	$6,024	$7,444
Net TBA portfolio - as of period end, at cost	$11,312	$15,540	$6,975	$5,983	$7,430
Net TBA portfolio - as of period end, carrying value	$(147)	$46	$97	$41	$14
Average net TBA portfolio, at cost	$14,141	$10,748	$8,238	$8,144	$7,796
Average repurchase agreements and other debt [4]	$41,031	$44,401	$46,948	$45,926	$47,018
Average stockholders' equity [7]	$7,604	$7,803	$7,722	$7,776	$8,143
Net book value per common share [8]	$21.17	$22.91	$22.22	$22.09	$22.59
Tangible net book value per common share [9]	$19.50	$21.23	N/A	N/A	N/A
"At risk" leverage - average during the period [10]	7.3:1	7.1:1	7.2:1	7.0:1	6.8:1
"At risk" leverage - as of period end [11]	7.1:1	7.2:1	7.2:1	7.3:1	6.8:1
Tangible net book value "at risk" leverage - average during the period [12]	7.8:1	7.6:1	N/A	N/A	N/A
Tangible net book value "at risk" leverage - as of period end [12]	7.7:1	7.7:1	N/A	N/A	N/A

Key Performance Statistics:
Average coupon [13,18]	3.63%	3.65%	3.63%	3.63%	3.62%
Average asset yield [14,18]	3.43%	2.60%	2.46%	2.32%	2.87%
Average cost of funds [15,18]	(1.40)%	(1.32)%	(1.46)%	(1.64)%	(1.60)%
Average net interest rate spread [18]	2.03%	1.28%	1.00%	0.68%	1.27%
Average net interest rate spread, including TBA dollar roll income/loss [16]	2.02%	1.42%	1.16%	0.94%	1.47%
Average coupon - as of period end [18]	3.61%	3.64%	3.63%	3.63%	3.63%
Average asset yield - as of period end [18]	2.77%	2.68%	2.68%	2.72%	2.78%
Average cost of funds - as of period end [15,18]	(1.44)%	(1.30)%	(1.35)%	(1.49)%	(1.65)%
Average net interest rate spread - as of period end [18]	1.33%	1.38%	1.33%	1.23%	1.13%
Average actual CPR for securities held during the period [18]	14%	14%	12%	9%	10%
Average forecasted CPR - as of period end [18]	8%	11%	11%	10%	8%
Total premium amortization, net	$(6)	$(110)	$(134)	$(150)	$(78)
Expenses % of average total assets - annualized	0.12%	0.10%	0.27%	0.23%	0.23%
Expenses % of average stockholders' equity - annualized	0.89%	0.76%	2.08%	1.70%	1.61%
Net comprehensive income (loss) return on average common equity - annualized	(21.6)%	22.0%	13.0%	0.3%	1.0%
Dividends declared per common share	$0.54	$0.56	$0.60	$0.60	$0.60
Economic return (loss) on common equity - annualized [17]	(20.8)%	22.4%	13.3%	1.8%	3.3%

AGNC Investment Corp.
February 1, 2017

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
** Numbers may not total due to rounding.
N/A - Not applicable

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Average repurchase agreements and other debt includes agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

5.
Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years from the year of loss and applied against future net capital gains.

6.	Par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding.

9.	Tangible net book value per common share excludes goodwill and other intangible assets, net.

10.
Average "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average agency repurchase agreements, FHLB advances, debt of consolidated VIEs outstanding and average net TBA position (at cost) for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

11.
"At risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, FHLB advances, debt of consolidated VIE, net TBA position (at cost) and net receivable / payable for unsettled agency securities by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

12.	Tangible net book value "at risk" leverage includes the components of "at risk" leverage, with stockholders' equity adjusted to exclude goodwill and other intangible assets, net.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income by average securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income (coupon interest less amortization of net premiums and discounts) by the average amortized cost of securities held.

15.
Cost of funds includes agency repurchase agreements, other debt and current pay interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

16.
TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

18.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 2, 2017 at 8:30 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
February 1, 2017

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on February 2, 2017. In addition, there will be a phone recording available one hour after the live call on February 2, 2017 through February 16, 2017. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10098994.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in agency pass-through securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "adjusted net interest expense," "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest rate spread."
"Adjusted net interest expense" is measured as interest expense (GAAP measure) adjusted to include other interest rate swap periodic costs. "Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income, dividends on REIT equity securities and management fee income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs (referred to as "adjusted operating expenses").

AGNC Investment Corp.
February 1, 2017

"Net spread and dollar roll income, excluding ‘catch-up’ premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of our financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure and in "adjusted net interest expense", which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring transactions costs reported in operating expense under GAAP is meaningful as they represent non-recurring transaction costs associated with the Company’s acquisition of AMM and are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.